Exhibit 99.1

Radius Exceeds 2019 Financial Guidance and Provides Business Update at the 38th Annual J.P. Morgan Healthcare Conference

Full-Year 2019 TYMLOS U.S. net revenue exceeds financial guidance, surpassing $172M.
TYMLOS exits 2019 with 52% market share in new patients1, on track for market leadership in 2020.

Radius delivers strong year-end balance sheet with $160M cash2 balance and expects to achieve profitability while investing in its existing pipeline as part of its three-year business objectives

2020 TYMLOS U.S. net revenue expected to be between $220 to $235M and full-year cash burn to be below $80M

Recruitment of three Phase 3 studies expected to complete in 2020, with anticipated read-outs in 2021

WALTHAM, Mass., Jan. 13, 2019 – Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq: RDUS), today announced that it has exceeded its 2019 financial guidance with unaudited full-year TYMLOS® (abaloparatide) injection U.S. net revenue surpassing the upper range of $172 million. Radius closed 2019 with approximately $160 million cash, cash equivalents and investments balance, achieving its year-end guidance to exceed $130 million. The Company plans to report its complete fourth quarter and audited full-year 2019 financial and operating results in February 2020.

“I am very pleased with the continued growth of TYMLOS, which has become the preferred treatment for postmenopausal osteoporosis patients starting on anabolic therapy. We are confident that in 2020 we will reach leadership in the U.S. TRx anabolic market and complete the recruitment of our three ongoing Phase 3 studies with abaloparatide-SC in male osteoporosis, abaloparatide-patch and elacestrant,” said Jesper Hoeiland, President and Chief Executive Officer of Radius.

TYMLOS exited the year reaching market leadership in new anabolic patient starts with a 52% market share and a 42% total U.S. anabolic market share in December. A 7.9% price increase for TYMLOS took effect on January 1, 2020.

For 2020, Radius expects full-year TYMLOS U.S. net revenue to be between $220 to $235 million and its full-year cash burn to be below $80 million.

Radius' strategy is to expand the TYMLOS label to include treatment for male osteoporosis, as well as transform the use of anabolic therapy to serve unmet needs of high-risk osteoporosis patients with the development and potential launch of abaloparatide-patch. The Company’s abaloparatide-patch Phase 3 wearABLe study was initiated in August 2019 and is expected to deliver top-line results in the second half of 2021.

The Company’s elacestrant Phase 3 EMERALD study is on track to complete recruitment in the third quarter of this year. Given its refined focus on bone health and targeted endocrine diseases, the Company is evaluating strategic options for its oncology assets to maximize their potential value.

[1]	US Anabolic Osteoporosis Market; New Patients to Brand: NBRx PMOT. (Source: IQVIA)
[2]	Cash, cash equivalents, and investments

On January 10, 2020, the Company entered into a secured, non-dilutive credit facility for up to an aggregate amount of $95 million, comprised of a term loan of up to $55 million and a $20 million revolving credit facility based on accounts receivable and inventory, with the right, subject to certain conditions, to increase the revolver by $20 million. The credit facility has a maturity date of June 1, 2024. This funding is intended to support pre-launch activities for abaloparatide-patch, evaluation of opportunities in targeted endocrine diseases, and to strengthen the Company’s minimum cash balance towards profitability.

Radius’ major objectives and anticipated business outlook over the next three years (2020 – 2022) include the following:

-	TYMLOS Revenue > 20% compound annual growth rate;
-	Financial strength and flexibility to support ongoing business and existing pipeline and achieve profitability;
-	Top-line data readouts from abaloparatide-SC male osteoporosis, abaloparatide-patch and elacestrant Phase 3 studies;
-	Potential approval, pre-launch preparation and market launch of abaloparatide-patch;
-	Strategic exit from oncology; and
-	Expansion of clinical pipeline in bone health and targeted endocrine diseases.

The Company will present further details at the 38th Annual J.P. Morgan Healthcare Conference on Tuesday, January 14, 2020 at 11:30 a.m. PST at the Westin St. Francis Hotel in San Francisco.  A live webcast of the presentation will be available by visiting the Investors section of Radius’ website at http://radiuspharm.com/events.cfm. A replay of the webcast will be archived on Radius’ website for 90 days following the presentation.

About Radius
Radius is a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics. Radius’ lead product, TYMLOS (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. The Radius clinical pipeline includes an investigational abaloparatide-patch for potential use in osteoporosis; the investigational drug elacestrant (RAD1901) for potential use in hormone-receptor positive breast cancer; and the investigational drug RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in hormone-receptor positive breast cancer. For more information, please visit www.radiuspharm.com.

About TYMLOS (abaloparatide) injection
TYMLOS (abaloparatide) injection was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy.

About Abaloparatide-Patch and wearABLe Phase 3 Study
Abaloparatide-patch was developed in a collaboration between Radius and 3M Company with the application of 3M’s innovative microstructured transdermal patch technology. The Phase 3 wearABLe abaloparatide-patch study is the first pivotal study to evaluate treatment of a novel non-injectable delivery of an anabolic therapy. The wearABLe Phase 3 study is a pivotal, randomized, open label, active-controlled, bone mineral density (“BMD”) non-inferiority bridging study that will evaluate the efficacy and safety of abaloparatide-patch versus TYMLOS (abaloparatide injection) in approximately 470 patients with postmenopausal osteoporosis at high risk of fracture. The primary endpoint of the study is the percentage of change in lumbar spine BMD at 12 months.

About Elacestrant (RAD1901)
Elacestrant is a selective estrogen receptor degrader (SERD), which is being evaluated for potential use as a once daily oral treatment for hormone-receptor positive breast cancer. Elacestrant is currently being investigated for potential use in women with advanced estrogen receptor positive, HER2 negative, breast cancer, the most common form of the disease. Studies completed to date indicate that the compound has the potential for use as a single agent or in combination with other therapies for the treatment of breast cancer.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our financial guidance, including expectations for full-year 2020 TYMLOS U.S. net revenue and year-end cash burn and our ability to become profitable, including within the timing we project; our unaudited expected fourth quarter and full-year 2019 financial results; our expectations regarding commercialization of TYMLOS in the U.S., including expectations that it will become the leader in the U.S. anabolic osteoporosis market and the timing thereof, and annual growth rates of TYMLOS; our expectations regarding our clinical trials, including the design and timing thereof, and our expectations to report top-line data from our Phase 3 wearABLe trial of abaloparatide-patch in the second half of 2021, to complete enrollment in our Phase 3 EMERALD trial of elacestrant in the third quarter of 2020, and to complete recruitment in abaloparatide in male osteoporosis in 2020; the progress in the development of our product candidates, including abaloparatide-patch, elacestrant (RAD1901) and RAD140; our plans to expand our clinical pipeline in bone health and targeted endocrine diseases; our entry into potential collaborations and partnerships, including the timing thereof, as well as our plans to execute strategic exits of elacestrant and RAD140; our expectations that abaloparatide-patch will be approved and launched, including within the timing we project; and the potential clinical uses and therapeutic and other benefits of our product candidates, including abaloparatide-patch, elacestrant and RAD140.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that our final fourth quarter and audited full-year 2019 financial results will differ materially from our expected results disclosed in this release, including as a result of the completion of year-end closing procedures or the audit of our financial statements; we may need to raise additional funding, which may not be available; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our ability to achieve our long-term goals, including our ability to strategically exit our oncology assets and become profitable; our dependence on the success of TYMLOS; and our inability to ensure that TYMLOS will obtain regulatory approval outside the U.S. or be successfully commercialized in any market in which it is approved, including as a result of risk related to coverage, pricing and reimbursement; risks related to competitive products; risks related to our ability to successfully enter into collaboration or partnership agreements and any executed collaboration or partnership agreements failing to be successful; risks related to clinical trials, including our reliance on third parties to conduct key portions of our clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates or during commercialization, if approved; risks related to manufacturing, supply and distribution; and the risk of litigation or other challenges regarding our intellectual property rights. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ending December 31, 2018 and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management's estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Relations Contact:

Elhan Webb, CFA

Email: ewebb@radiuspharm.com

Phone: 617-551-4011

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